Cusip No. 71649C101                      13G                   Page 8 of 9 Pages


                           EXHIBIT 1 TO SCHEDULE 13G
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                                FEBRUARY 13, 1998
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               MORGAN  STANLEY,  DEAN  WITTER,   DISCOVER  &  CO.,  DEAN  WITTER

               INTERCAPITAL  INC.,  and DEAN  WITTER  SPECIAL  VALUE FUND hereby agree that, unless differentiated,  this Schedule 13G is filed on behalf of each of the parties.

          MORGAN STANLEY, DEAN WITTER, DISCOVER & CO.

BY:       /s/ Bruce Bromberg
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          Bruce Bromberg  /  Vice President Morgan Stanley &  Co., Incorporated

          DEAN WITTER INTERCAPITAL INC.

BY:       /s/ Barry Fink
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          Barry Fink  /  Senior Vice President Dean Witter InterCapital Inc.

          DEAN WITTER SPECIAL VALUE FUND

BY:       /s/ Barry Fink
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          Barry Fink  /  Senior Vice President Dean Witter InterCapital Inc.